UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2009
A. M. Castle & Co.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code 847/455-7111
N/A

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.03 Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-3.3
EX-3.4
EX-10.16

Item 1.01 Entry into a Material Definitive Agreement.
Director Compensation Review
On July 23, 2009, the Human Resources Committee of A.M. Castle & Co.’s (the “Company”) board of directors conducted a review of compensation for the board’s non-employee directors. After internal deliberation and consideration of the information prepared by its outside compensation consultant, the committee recommended and the board determined to (i) eliminate all board and committee meeting fees and increase the annual cash retainer for each director to $50,000 (except that the Board chair total annual retainer shall remain $80,000) and (ii) increase the annual retainer for the audit committee chairman to $10,000, effective as of July 1, 2009.
However, in order to reduce corporate operating expenses and better align director compensation with recent compensation reductions taken by executive management, the committee also recommended and the board determined to temporarily reduce the annual cash retainer for all directors by $10,000, effective as of July 1, 2009, subject to semi-annual review.
No other changes to the annual compensation program for non-employee directors were made. The program as so revised is shown below.

Annual cash retainer for each non-employee director	$40,000
Additional annual cash retainer for chairs of Human Resources and Governance committees	$5,000
Additional annual cash retainer for chair of Audit committee	$10,000
Additional annual cash retainer for Board chairman	$30,000
In each of the last two years, the board has approved restricted stock grants to non-employee directors in an amount of $60,000, based on the closing stock price on the date of grant, which is the date of the annual meeting of stockholders.
Non-employee directors continue to be eligible to participate in the Directors Deferred Fee Plan and to receive the other director benefits described in our proxy statement for the 2009 annual meeting of shareholders that was held on April 23, 2009.
Indemnification Agreement
On July 23, 2009, the board of directors of the Company approved a form of indemnification agreement to be entered into by the Company with each of its directors and senior officers. These agreements, among other things, require the Company to indemnify each director and senior officer to the fullest extent permitted by Maryland law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or senior officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or officer.
A copy of the form of indemnification agreement is attached as Exhibit 10.16 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year.
Articles Supplementary
     On July 23, 2009, the board of directors of the Company approved the Company’s election to become subject to Section 3-804(a) and Section 3-805 of the Maryland General Corporation Law (“MGCL”). This election became effective on July 29, 2009, upon the filing with the State Department of Assessments and Taxation of Maryland of the Articles Supplementary filed as Exhibit 3.3 hereto. As a result of this election, (i) the stockholders of the Company may remove any director by the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors, and (ii) a special meeting of stockholders may be called only upon the written request of the stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.
Changes to Conform to Subtitle 8 Election
     On April 26, 2009, the Board also approved certain amendments to the Company’s By-laws (the “By-laws”) to (i) provide that a director may be removed from office only upon the affirmative vote of at least two-thirds of all votes entitled to be cast by the stockholders generally in the election of directors and (ii) increase the proportion of votes required to request a special meeting of stockholders from not less than one-fifth of all votes entitled to be cast at the meeting to at least a majority of all votes entitled to be cast at the meeting. These changes conform the By-laws to the Company’s election to be subject to Section 3-804(a) and Section 805 of the MGCL, as described above.
     This summary of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments to By-laws, which are attached as Exhibit 3.4 hereto and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

3.3	Articles Supplementary of A.M Castle & Co., filed July 29, 2009.
3.4	Amendments to By-laws of A.M. Castle & Co., adopted July 23, 2009.
10.16	Form of A.M. Castle & Co. Indemnification Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.
By:	/s/ Scott F. Stephens
	Name:	Scott F. Stephens
	Title:	Vice President and Chief Financial Officer

Date: July 29, 2009

Exhibit Index

Exhibit No.	Description

3.3	Articles Supplementary of A.M Castle & Co., filed July 29, 2009.
3.4	Amendments to By-laws of A.M. Castle & Co., adopted July 23, 2009.
10.16	Form of A.M. Castle & Co. Indemnification Agreement.

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